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                         NORTH FORK BANCORPORATION, INC.
                          2003 STOCK COMPENSATION PLAN

                           SECTION 1. NAME AND PURPOSE

      This is the North Fork Bancorporation, Inc. 2003 Stock Compensation Plan (the "Plan"). The Plan provides for the grant of equity-based awards to officers and employees of North Fork Bancorporation, Inc. (the "Company") and its subsidiaries. The purpose of the Plan is to encourage those individuals who receive awards under the Plan to acquire and maintain an equity interest in the Company and thus to have additional incentive to continue to work for the success of the Company and its subsidiaries.

                             SECTION 2. DEFINITIONS

      Whenever used herein, the following terms shall have the respective meanings set forth below:

      (a) AWARD means any Option to acquire Stock or shares of Restricted Stock granted under the Plan.

      (b) AWARD AGREEMENT means a written agreement evidencing an Award granted under the Plan entered into between the Company and the Holder of the Award, whether such Holder is an original Grantee or a Permitted Transferee of the Award.

      (c)   BOARD means the Board of Directors of the Company.

      (d) CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

      (e) COMMITTEE means the Compensation and Stock Committee of the Board, or any successor to such Committee charged by the Board with the administration of the Plan.

      (f) COMPANY means North Fork Bancorporation, Inc., a Delaware corporation.

      (g) EMPLOYEE means a salaried employee (including officers and directors who are also employees) of the Company or any Subsidiary.

      (h)   EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

      (i) EXERCISE PRICE of an Option means that price fixed by the Committee upon grant of an Option as the purchase price per share of Stock that must be paid by the Holder of the Option upon exercise thereof, as the same may be adjusted under Section 10 of the Plan.
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      (j)   FAIR MARKET VALUE means, for any particular day, for any period during which the Stock shall be listed for trading on a national securities exchange, the average of the high and low price per share of Stock on such exchange on such day. For any period during which the Stock shall not be listed for trading on a national securities exchange the fair market price per share of Stock for such day shall be determined by the Committee. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the nearest preceding day when the markets were open.

      (k) GRANT DATE of an Award means the date the Committee granted an Award.

      (l) GRANTEE of an Award means the Employee or other eligible individual who was initially granted the Award.

      (m) HOLDER means that individual who possesses the ownership interest in an Award at a given time, whether such individual is the original Grantee of the Award or a Permitted Transferee.

      (n) OPTION means the right to purchase a designated number of shares of Stock at the Exercise Price for a specified period of time and subject to specified conditions. For purposes of the Plan, all Options shall be so-called nonqualified (or nonstatutory) stock options, not qualifying as "incentive stock options" under Section 422 of the Code.

      (o) PERIOD OF RESTRICTION for shares of Restricted Stock granted under the Plan means the period between the Grant Date of the shares and the Vesting Date of the shares.

      (p) PERMITTED TRANSFEREE means any person to whom an Award is transferred in accordance with the terms of the Plan and such Award.

      (q) REPORTING PERSON means a person subject to Section 16 of the Exchange Act.

      (r) RESTRICTED STOCK means shares of Stock awarded under the Plan that are subject to forfeiture prior to the Vesting Date for such shares, as provided in Section 9 of the Plan, and which cease to be shares of Restricted Stock upon expiration of the Period of Restriction.

      (s) RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, or any successor regulation.

      (t)   STOCK means the Common Stock of the Company.

      (u) SUBSIDIARY means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.



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      (v)   TAXABLE EVENT means an event relating to an Award granted under the
            Plan which requires federal, state or local tax to be withheld by the Company or a Subsidiary.

      (w) TERMINATED FOR CAUSE means, (i) for Employees serving under an employment agreement containing a provision for termination of employment for "cause," termination of employment of the Employee for "cause" pursuant to such provision, and (ii) for other Employees, termination of employment of the Employee by a two-thirds vote of the entire Board or the board of directors of the Subsidiary employing such Employee, expressly for one or both of the following "causes," as evidenced in a certified board resolution: (A) willful misconduct by the Employee which is materially injurious to the Company or the Subsidiary, monetarily or otherwise; or (B) conviction of the Employee with no further possibility of appeal of any felony under applicable state or federal banking or financial institution laws, or the agreement of the Employee to plead guilty to any such felony.

      (x) VESTING DATE means, for an Option or a portion of an Option, the first date on which the Option or such portion may be exercised by the Holder and, for shares of Restricted Stock, the date on which the shares cease to be forfeitable and become freely transferable shares in the hands of the Holder.

                            SECTION 3. ADMINISTRATION

      The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. Notwithstanding the foregoing and only to the extent permitted by applicable law, the Committee in its discretion may delegate to the President of the Company or other appropriate officers of the Company the authority to make any or all determinations under the Plan (including the decision to grant Awards and types of Awards granted) with respect and only with respect to Grantees or Holders of Awards (other than the delegates) who are not Reporting Persons, notwithstanding the fact that the delegatees may themselves be persons eligible to receive Awards under the Plan and/or Reporting Persons. All determinations made or actions taken by the Committee relating to Plan Awards shall be final, binding and conclusive for all purposes and upon all persons.

                     SECTION 4. SHARES AUTHORIZED FOR AWARDS

      The maximum number of shares available for Awards under the Plan is 5,000,000 shares of Stock, of which a maximum of 3,300,000 shares may take the form of Restricted Stock. Upon adoption of the Plan, the Company shall reserve for issuance thereunder an aggregate of 5,000,000 shares of Stock. The number of shares available for Awards under the Plan, including Awards of Restricted Stock, and the number of shares reserved for issuance shall be subject to adjustment from time to time as provided in Section 10 of the Plan. Shares of Stock underlying outstanding Options and outstanding shares of unvested Restricted Stock will be counted against the Plan maximum while such Options and shares of Restricted Stock are outstanding. Upon termination of outstanding Options that are unexercised and upon forfeiture of outstanding shares


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of Restricted Stock prior to vesting, the shares of Stock underlying such Awards shall be returned to the Plan and available for future grants of Awards thereunder. In addition, if the Holder of an Option granted under the Plan exercises such Option by surrendering to the Company shares of Stock previously owned by the Holder (or, in lieu of an actual surrender, by a deemed surrender of such shares), the number of shares of Stock surrendered or deemed surrendered by such Holder shall be returned to the Plan and available for future grants of Awards thereunder. Similarly, if the Holder of any Award granted under the Plan surrenders such Award to the Company in exchange and substitution for a subsequent Award, the shares underlying the surrendered Award shall be returned to the Plan and available for future grants of Awards thereunder.

                          SECTION 5. ELIGIBLE GRANTEES

      (a) Any Employee of the Company or any Subsidiary will be eligible to receive one or more Awards under the Plan if the Committee determines in its sole discretion that the job performance of such Employee is likely to be significantly enhanced by the latter's receipt of such Awards. The Committee shall consider such factors as it deems pertinent in selecting Employees to receive Awards and determining the type and amount of their respective Awards.

      (b) The Committee in its discretion may grant one or more Awards to an individual, in connection with the employment or potential employment of such individual by the Company or any Subsidiary, prior to the date such individual becomes an Employee, provided that the Vesting Date for any Award granted to a potential Employee, as determined by the Committee, shall not be earlier than the sixtieth day after the Grantee's first day of employment.

      (c) The Committee in its discretion may grant one or more Awards to any consultant, advisor or other person providing key services to the Company or a Subsidiary, but only if and to the extent that the shares of Stock underlying such Award may be included in a registration statement on Form S-8 under the Securities Act of 1933, as amended, or any successor form, as filed with the Securities and Exchange Commission.

      (d) The grant of an Award to any Employee or other eligible individual in any year shall not entitle such individual to receive an Award in any other year or any other individual to receive an Award in such year or any other year.

      (e) No individual may receive Awards under the Plan relating to more than 1,500,000 shares of Stock in the aggregate, as adjusted from time to time in accordance with Section 10 of the Plan.

                           SECTION 6. TYPES OF AWARDS

      Two types of Awards may be granted under the Plan: Options and Restricted Stock. These two types of Awards may be granted in any proportion to each other, subject to the overall limit on Awards of Restricted Stock set forth in Section 4 of the Plan. Except as specified otherwise in this Plan, the Committee shall have complete discretion in determining the type and number of Awards to be granted to eligible individuals and the terms and conditions of Awards, which terms and conditions need not be uniform as among different Grantees of Awards or


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different Awards of the same general type. Each Award shall be evidenced by an
Award Agreement, as provided in Section 7 of the Plan. From time to time, as the Committee deems appropriate and in the best long-term interests of the Company and its stockholders, the Committee may elect to modify or waive one or more terms or conditions of an outstanding Award previously granted under the Plan, provided that (i) no such discretionary modification or waiver shall give the Holder of any other Award granted under the Plan any right to a similar modification or waiver, (ii) no such discretionary modification or waiver of an Award shall involve a change in the number of shares subject to the Award or, if the Award is an Option, a change in the Exercise Price thereof, and (iii) no such discretionary modification or waiver that is adverse or arguably adverse to the interests of the Holder of the Award shall be effective unless and until the Holder consents thereto in writing.

                           SECTION 7. AWARD AGREEMENTS

      As soon as practicable after the grant of an Award, the Company shall notify the Grantee and thereafter shall hand deliver or mail to the Grantee an Award Agreement, duly executed by and on behalf of the Company, with the request that the Grantee execute the Agreement within 30 days after the date of mailing or delivery by the Company and return the same to the Company. The date of execution and return of the Award Agreement shall not necessarily be or affect the Grant Date of the Award, which may precede such date of execution and return, as the Committee may determine. If the Grantee shall fail to execute and return to the Company the Award Agreement within said 30-day period, the Committee may elect to treat the Award as void and never granted. If an Award granted under the Plan is eligible for transfer and proposed to be transferred to a Permitted Transferee, no such transfer shall be or become effective until and unless the Permitted Transferee shall have duly executed and returned to the Company an Award Agreement in a form acceptable to the Committee.

                            SECTION 8. STOCK OPTIONS

      (a) Options shall consist of Options to purchase shares of Stock at an Exercise Price established by the Committee upon grant, which Exercise Price shall not be less than, but may be more than, 100 percent of the Fair Market Value of the Stock on the Grant Date.

      (b) The Committee shall establish upon grant the period of time during which an Option will be exercisable, provided that no Option shall continue to be exercisable, in whole or in part, later than ten years after the Grant Date. The date of first exercise of an Option (the Vesting Date) may be any date on or after the Grant Date as the Committee may specify, subject to the limitation on grants of Options to potential Employees in Section 5(b) of the Plan. In lieu of specifying a single date of first exercisability, the Committee may provide upon grant that an Option will become fully exercisable over some designated period of time, with different Vesting Dates for different portions of the Option. The Committee also may provide that exercisability of an Option will be accelerated, if the Option or a portion thereof is not already then exercisable, upon the subsequent occurrence of a "change in control" of the Company, as defined by the Committee, or such other circumstances (e.g., early retirement of the Grantee) as the Committee may specify. Generally, exercisability of an Option also shall be conditioned upon the continued employment of the Grantee by the Company and/or its Subsidiaries, provided that, if the Committee so provides, exercisability of an Option may continue for some designated


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period of time after termination of the Grantee's employment, subject to the following limitations: (i) if the employment of the Grantee is terminated other than due to the death of the Grantee, exercisability may not be extended to more than one year after the date of termination of employment (or the tenth anniversary of the Grant Date, if earlier), and (ii) if the employment of the Grantee is terminated due to the death of the Grantee, exercisability may not be extended beyond the tenth anniversary of the Grant Date. No Option granted to an Employee or potential Employee may be exercisable after Termination for Cause of such Employee. Leaves of absence granted by the Company for military service or illness and transfers of employment between the Company and any Subsidiary shall not constitute termination of employment under the Plan. Any Options granted to individuals who are retained as advisors or consultants shall be subject to similar limitations on exercise following any termination of their engagement that occurs before the normal end of the exercise period of their Options.

      (c) Upon exercise of an Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid by check or, if the Committee shall have authorized such form of payment and the Holder so elects, by surrender to the Company of shares of Stock owned by the Holder prior to exercise. The Committee may place such limitations as it deems appropriate and in the best interest of the Company and its stockholders on the length of time any such shares used in exercise of an Option must have been owned by the Holder of the Option prior to exercise. Any previously-owned shares of Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair Market Value of the Stock on the date of exercise. In lieu of the actual surrender of a number of shares of Stock by the Holder to the Company in a qualifying stock-for-stock exercise, the Holder may, with the consent of the Committee, affirm to the Company the Holder's ownership of such number of shares, in which event the Company, upon its delivery of the shares of Stock as to which the Option is being exercised, shall deduct from the number of shares otherwise deliverable the number of shares affirmed as owned but not surrendered by the Holder. Delivery by the Company of shares of Stock resulting from exercise of an Option shall be made to the Holder or the designee of the Holder, subject to such terms, conditions, restrictions and contingencies as the Committee may provide in the Award Agreement. If so provided by the Committee upon grant of an Option, the shares delivered upon exercise may be subject to certain restrictions upon subsequent transfer or sale thereof by the Holder.

      (d) The Committee may require reasonable advance notice of exercise of an Option, normally not to exceed three calendar days, and may condition exercise of an Option upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock issuable as a result of exercise.

      (e) If the Committee so provides and subject to such limitations as the Committee may impose, the Holder of an Option may have the right, in connection with the Holder's exercise of the Option, to elect to defer the delivery by the Company to the Holder of some or all of the shares of Stock as to which the Option is being exercised to a date or dates after the date of exercise. In the event of any such deferred delivery of shares incident to exercise of an Option, the shares will not be subject to forfeiture during the deferral period except to the extent, if any, that the Committee may specify in granting such right to the Holder of the Option. The Committee also may specify, in connection with any such deferred delivery of shares, that the Holder may be entitled to receive from the Company after the exercise of the Option and prior to


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the deferred delivery of the shares, distributions in cash and kind with respect to such deferred shares identical or comparable in financial value to the dividends or other distributions that the Holder would have received had the Holder received such shares upon exercise and continued to hold such shares.

                           SECTION 9. RESTRICTED STOCK

      (a) An Award of Restricted Stock shall consist of a designated number of shares of Stock that are subject to forfeiture by the Holder to the Company if the Grantee of the Award ceases to be employed by the Company or its Subsidiaries prior to the Vesting Date of the shares, as established by the Committee upon grant. Restricted Stock may be granted at no cost to Grantees, or, if subject to a purchase price, such price shall not exceed the par value of the Stock and may be payable by the Grantee to the Company in cash or by any other means, including recognition of past employment, as the Committee deems appropriate. The Committee may provide upon grant of an Award of Restricted Stock that any shares of Restricted Stock that may be purchased by the Grantee in cash and are subsequently forfeited by the Grantee prior to the Vesting Date therefor shall be reacquired by the Company at the purchase price originally paid therefor by the Grantee.

      (b) The Committee shall determine upon grant the Vesting Date for shares of Restricted Stock. Except under extraordinary circumstances, the earliest Vesting Date for any shares of Restricted Stock granted under the Plan shall be three years from the Grant Date. The Committee may provide upon grant of an Award of Restricted Stock that different numbers or portions of the shares subject to the Award shall have different Vesting Dates. The Committee also may provide that the Vesting Dates will be accelerated upon the subsequent occurrence of a "change in control" of the Company, as defined by the Committee, or such other occurrence (e.g., early retirement of the Grantee) as the Committee may specify. The Committee also may establish upon grant of an Award of Restricted Stock that some or all of the shares subject thereto shall be subject after the Vesting Date to additional restrictions upon transfer or sale, although not to forfeiture.

      (c) Pending expiration of the Period of Restriction, shares of Restricted Stock shall be registered in the name of the Company or its agent, or their nominees, and certificates for such shares, if the same are certificated, shall be held by the Company or its agent. Upon expiration of the Period of Restriction for shares of Restricted Stock, the shares shall be registered in the name of the Holder and certificates representing such shares shall be issued and delivered to the Holder or its nominee or assigns.

      (d) If and to the extent the Committee so specifies upon grant, the Holder of shares of Restricted Stock shall be entitled to receive from the Company, after the Grant Date and until the Vesting Date, dividends or other distributions with respect to the shares identical or comparable in financial value to the dividends and other distributions that would have been received by the Holder had the shares not been subject to the restrictions on Restricted Stock imposed under the Plan, and the Holder shall not be required to return any such distributions to the Company in the event of forfeiture of the Restricted Stock; provided that any such dividends or distribution payable to the Holder that constitute Stock or other equity securities of the Company shall be



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issued in the same manner and subject to the same restrictions and conditions as apply to the shares of Restricted Stock as to which such dividends and distributions are paid.

      (e) If and to the extent the Committee so specifies upon grant, the Holder of shares of Restricted Stock shall be entitled to vote or direct the voting of such shares after the Grant Date and until the Vesting Date.

                        SECTION 10. ADJUSTMENT PROVISIONS

      (a) If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by a stock dividend, stock split or similar transaction), the total number of shares reserved for issuance under the Plan, the maximum number of shares available for issuance as Restricted Stock, the maximum number of shares available for Award of Options to any individual under the Plan, and the number of shares subject to outstanding Awards (and other attributes of such Awards directly affected by the change) shall all be adjusted by the Committee so that the aggregate consideration payable to the Company, if any, and the value of each such Award to the Holder shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence.

      (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available for issuance hereunder, the Board shall use best efforts to authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the liquidation, discontinuation, merger out of existence or fundamental corporate restructuring of the Company, upon such terms and conditions as it may deem appropriate.

                         SECTION 11. TRANSFERS OF AWARDS

      (a) Except as otherwise provided in this Section 11, Awards granted under the Plan shall not be transferable by the Grantee, otherwise than according to an effective beneficiary designation as provided in Section 15(a) of the Plan, by will or similar instrument or by the laws of descent and distribution.

      (b) Notwithstanding the provisions of Section 11(a) of the Plan and subject to any overriding restrictions and conditions as may be established from time to time by the Board, the Committee may determine that any Award or portion thereof granted under the Plan may be transferred by the Holder prior to the Vesting Date thereof under such terms and conditions and to such person or persons ("Permitted Transferees") as it deems appropriate and in the best interest of the Company. The Committee may specify the procedures applicable to any such permitted transfer, including placing restrictions and limitations on Transferred Awards not applicable to Awards not transferred and requiring Permitted Transferees to enter into Award Agreements reflecting such restrictions and limitations.

      (c) In the event of the death of a Holder holding an unexercised Option, exercise of the Option may be made only by the executor or administrator of the estate of the Holder or the


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person or persons to whom the deceased Holder's rights under the Option shall pass according to an effective beneficiary designation as provided in Section 15(a), by will or similar instrument or the laws of descent and distribution, and such exercise may be made only to the extent that the deceased Holder was entitled to exercise such Option at the date of death. If and to the extent the Committee shall so provide upon grant or thereafter, the Vesting Date for Restricted Stock may be accelerated upon the death of the Holder during the Period of Restriction, such that the Stock shall be deemed not to be forfeited and no longer to be Restricted Stock as of the date of death.

                                SECTION 12. TAXES

      The Company shall be entitled to withhold, and shall withhold, the minimum amount of any federal, state or local tax attributable to any shares deliverable under the Plan, whether upon exercise of an Option or expiration of a Period of Restriction for Restricted Stock or occurrence of any other Taxable Event, after giving the person entitled to receive such delivery notice as far in advance of the Taxable Event as practicable, and the Company may defer making delivery as to any such shares, if any such tax is payable, until indemnified to its satisfaction. Such withholding obligation of the Company may be satisfied by any reasonable method, including, if the Committee so provides, reducing the number of shares otherwise deliverable to or on behalf of the Holder on such Taxable Event by a number of shares of Stock having a fair value, based on the Fair Market Value of the Stock on the date of such Taxable Event, equal to the amount of such withholding obligation.

                       SECTION 13. NO RIGHT TO EMPLOYMENT

      The right of any Employee or other individual receiving an Award, to continue to serve the Company or any Subsidiary in any capacity, if any, shall not be enhanced or otherwise affected by the designation of such Employee or other individual as a Grantee of an Award under the Plan.


                 SECTION 14. DURATION, AMENDMENT AND TERMINATION

      No Award shall be granted under the Plan on or after the date which is the tenth anniversary date of the effective date of this Plan. To the extent permitted under applicable laws, rules and regulations, the Committee or the Board may amend the Plan from time to time or terminate the Plan at any time. By mutual agreement between the Company and the Holder of an Award, one or more other Awards may be granted to such Holder in substitution and exchange for, and in cancellation of, the existing Award, provided that any such substitution Award shall be deemed a new Award for purposes of calculating any applicable exercise period for Options or Period of Restriction for Restricted Stock. To the extent that any Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to the Holder thereof, any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Awards that so qualify (including the authority to grant, simultaneously or otherwise, Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Awards under the Plan.

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                      SECTION 15. MISCELLANEOUS PROVISIONS

      (a) NAMING OF BENEFICIARIES. At any time, the Holder of any Award may name one or more beneficiaries to receive the Award and the Holder's benefits thereunder, to the extent permissible pursuant to the various provisions of the Plan, in the event of the death of the Holder.

      (b) SUCCESSORS. All obligations of the Company under the Plan with respect to Awards issued hereunder shall be binding on any successor to the Company.

      (c) GOVERNING LAW. The provisions of the Plan and all Award Agreements under the Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without reference to conflict of laws provisions, except insofar as any such provisions may be expressly made subject to the laws of any other state or federal law.

Dated: June 24, 2003


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